KRUSE, LANDA & MAYCOCK, L.L.C.
                          EIGHTH FLOOR, BANK ONE TOWER
                         50 WEST BROADWAY (300 SOUTH)
                       SALT LAKE CITY, UTAH  84101-2034

                                                        TELEPHONE:(801)531-7090
ATTORNEYS AT LAW                                        TELECOPY:(801) 531-7091
                                                                 (801) 359-3954

                                October 27, 1997


Board of Directors
Larson Davis Incorporated
1681 West 820 North
Provo, Utah 84601

     Re:  Larson Davis Incorporated
          Registration Statement on Form S-8

Gentlemen:

     We have been engaged by Larson Davis Incorporated (the "Company"), to render our opinion respecting the legality of the issuance of certain securities to be issued pursuant to the registration statement on Form S-8 being filed by the Company with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used but not defined herein have the same meanings as set forth in the Registration Statement.

     In connection with this engagement, we have examined the following:

          (1)  Articles of incorporation of the Company;

          (2)  Bylaws of the Company;

          (3)  The Registration Statement; and

          (4)  Actions taken by the Company's board of directors.

     We have examined such other corporate records and documents and have made such other examination as we deemed relevant.

     Based upon the above examination, we are of the opinion that the Common Stock to be offered pursuant to the Registration Statement will be, when sold in accordance with the terms set forth in the Registration Statement, legally issued, fully paid, and nonassessable under the Utah Revised Business Corporation Act, as amended.

     This firm consents to being named in the Registration Statement as having rendered the foregoing opinion and as having represented the Company in connection with the Registration Statement.

                                          Sincerely,

                                          /s/ Kruse, Landa & Maycock, L.L.C.

                                          KRUSE, LANDA & MAYCOCK, L.L.C.
KL&M/KLP:pjc